                                                                    Exhibit 4.13

                                SEVENTH AMENDMENT


                  SEVENTH AMENDMENT, dated as of January 29, 2001 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of May 30, 1997 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents named therein, Citibank, N.A., as Documentation Agent, Lehman Commercial Paper Inc., as Syndication Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Arranger.

                              W I T N E S S E T H :


                  WHEREAS, the Company has requested that the Lenders and the Agents amend certain provisions of the Credit Agreement;

                  WHEREAS, the Lenders and the Agents are willing to amend such provisions upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Lenders and the Agents hereby agree as follows:

                  1. Definitions. (a) General. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  (b) Replacement of Definitions. The definitions of "Applicable Margin" and "EBITDA" contained in subsection 1.1 of the Credit Agreement are hereby amended by deleting such definitions in their entirety and substituting in lieu thereof the following definitions:

                        "'Applicable Margin' shall mean:

                  (a) during the period from the Closing Date through and including the Adjustment Date occurring with respect to the delivery of the consolidated financial statements of the Company and its Subsidiaries for the fiscal period ending June 30, 1997, (i) with respect to Alternate Base Rate Loans, 1/2% per annum and (ii) with respect to all other Loans, 1-1/2% per annum; and

                  (b) thereafter, for the period commencing with any Adjustment Date (other than as described below) and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be the rate per annum set forth below for the relevant type of Loan opposite the Leverage Ratio for such period:

                                                                               2
                                                  Alternate Base
                                                  Rate Loans not
                                                    contituting
               Period                               Local Loans    Other Loans

Leverage Ratio is greater than 5.75 to 1.0               3%           4%

Leverage Ratio is greater than 5.25 to                 2-3/4%       3-3/4%
1.0, but less than or equal to 5.75 to 1.0

Leverage Ratio is greater than 4.75 to                 2-1/2%       3 1/2%
1.0, but less than or equal to 5.25 to 1.0

Leverage Ratio is greater than 4.50 to                 2-1/4%       3-1/4%
1.0, but less than or equal to 4.75 to 1.0

Leverage Ratio is less than or equal to                  2%           3%
4.50 to 1.0

         ; provided, however, for the period beginning on the Seventh Amendment Effective Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be determined based on a Leverage Ratio of greater than 5.75 to 1.0; provided, further, that, in the event that the financial statements required to be delivered pursuant to subsection 13.1(a) and (c) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than 5.75 to 1.0;

                  'EBITDA' shall mean, for any period, the amount equal to:

         (a)      Consolidated Net Income for such period;

         (b) plus (to the extent deducted in the determination of Consolidated Net Income and without duplication) the sum of
                  (i) tax expense on account of such period, (ii) Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) for such period, (iii) depreciation and amortization expense for such period, (iv) any losses in respect of currency fluctuations for such period, (v) any losses in respect of equity earnings for such period, (vi) the amount (not to exceed the excess of the book value of the Roppongi Building on December 31, 1995 over $35,000,000) equal to any write-down in the book value of the Roppongi Building (or, upon the sale thereof, any loss upon such sale), (vii) non-cash write-offs in respect of unamortized debt issuance costs, (viii) for any period of determination including any of the fiscal quarters ending during the period from December 31, 1998 through and including September 30, 1999 and without duplication, non-recurring restructuring charges taken by the Company or any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all such quarters not to exceed $65,000,000, (ix) for any period of determination including any of the fiscal quarters ending during the period from December 31, 1999 through and including December 31, 2001 and without duplication, non-recurring restructuring charges (specifically identified and itemized by the Company, whether or not characterized as a restructuring charge in accordance with
                  GAAP) taken by the Company and any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all such quarters not to exceed $135,000,000, (x) non-cash charges in respect of permanent display write-downs taken by the Company and its Subsidiaries for the 2000 and 2001 fiscal years of the Company, (xi) non-cash charges taken by the Company in respect of the issuance of capital stock of Revlon or options, stock appreciation rights or other similar equity based compensation to directors or employees of the Company or its Subsidiaries for compensation or for repricing of outstanding stock options of such directors or employees, (xii) non-cash charges taken by the Company and its Subsidiaries for the fiscal years 2000 and 2001 of the Company in respect of (A) write-downs in the book value of obsolete inventory, finished goods and components in an amount for such fiscal years not to exceed $15,000,000 in the aggregate, (B) write-downs in respect of software expenses to the extent capitalized by the Company in an amount for such fiscal years not to exceed $5,000,000 in the aggregate and (C) write downs in respect of options and/or warrants issued to the Company for the capital stock of Marbert AG in an amount for such fiscal years not to exceed $5,500,000 in the aggregate and (xiii) any non-cash losses from the asset sales described in subsections 14.6(l) and
                  (n)(ii);

         (c) minus (to the extent included in the determination of Consolidated Net Income and without duplication) the sum of
                  (i) interest income for such period, (ii) extraordinary gains for such period, (iii) any gains in respect of currency fluctuations for such period, (iv) any gains in respect of equity earnings for such period and (v) any gains from the asset sales described in subsections 14.6(l) and (n)(ii);

         provided that, for purposes of the calculation only of the Leverage Ratio and compliance with the provisions of subsection 14.1(a), the EBITDA of any Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro forma basis, in the EBITDA of the Company as if such Person had been acquired on the first day of the calculation period;".

         (c) Addition of Definitions. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following new defined term in appropriate alphabetical order:

                           "'Non-Core Asset Sales' shall mean the sale of the
                  assets by the Borrower or any of its Subsidiaries described on
                  Schedule I to the Seventh Amendment,
                  subject to the limitations set forth therein;

                           'Phoenix Property' shall mean the real property and
                  improvements thereon, and related equipment, owned by the Company which are located in Phoenix, Arizona and which are subject of a Mortgage;

                           'Seventh Amendment' shall mean the Seventh Amendment,
                  dated as of January 29, 2001, to this Agreement;"

                           'Seventh Amendment Effective Date' shall mean the
                  Date of Effectiveness of the Seventh Amendment;".

         2. Amendment of Subsection 10.4 (Mandatory Commitment Reductions). Subsection 10.4 of the Credit Agreement is hereby amended by adding thereto the following new paragraph (f):

                           "(f) Notwithstanding the foregoing provisions of
                  subsection 10.4(b), so long as no Default or Event of Default shall have occurred and is then continuing, 100% of the Net Proceeds from each Net Proceeds Event described in subsection 14.6(n) shall be required to prepay the Loans without a corresponding permanent reduction of the Commitments."

         3. Amendment of Subsection 13.2 (Certificates; Other Information). Subsection 13.2(b) of the Credit Agreement is hereby amended by adding at the end thereof immediately after the semicolon the following: "it being understood that such certificate shall include a calculation of the Leverage Ratio for each fiscal quarter during the 2001 fiscal year of the Company notwithstanding that compliance with a minimum Leverage Ratio is not required for such fiscal quarters pursuant to subsection 14.1(b);".

         4. Amendment of Subsection 14.1(a) (Maintenance of Interest Coverage Ratio). Subsection 14.1(a) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following new table:

                        "Date                          Ratio
                        -----                          -----

                        March 31, 2002                 2.00 to 1.0".

         5. Amendment of Subsection 14.1(b) (Maintenance of Leverage Ratio). Subsection 14.1(b) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following new table:

                        "Date                          Ratio
                        -----                          -----

                        March 31, 2002                 5.50 to 1.0".

         6. Amendment of Subsection 14.1(c) (Maximum Capital Expenditures). Subsection 14.1(c) of the Credit Agreement is hereby amended by inserting after the reference to

"$50,000,000" therein immediately prior to the colon the following: "or, beginning with the 2001 fiscal year, $25,000,000".

         7. Amendment of Subsection 14.1(d) (Maintenance of Minimum EBITDA). Subsection 14.1(d) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection:

                  "(d) Maintenance of Minimum EBITDA. Permit EBITDA for the period from January 1, 2001 to any date set forth below to be less than the amount set forth opposite such date:

                        Date                             Amount
                        -----                            ------

                        March 31, 2001                   $25,000,000
                        June 30, 2001                    $60,000,000
                        September 30, 2001               $120,000,000
                        December 31, 2001                $200,000,000".

         8. Amendment of Subsection 14.6 (Limitation on Sale of Assets). Subsection 14.6 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (l) thereof, (b) deleting the period at the end of clause (m) and substituting in lieu thereof the following: "; and" and (c) adding at the end thereof the following new clause (n):

                  "(n) (i) the sale by the Company or any of its Subsidiaries of the Phoenix Property and (ii) Non-Core Asset Sales.".

         9. Amendment of Section 14 (Negative Covenants). Section 14 is hereby amended by adding at the end thereof the following new subsection 14.16:

                  "14.16 Oxford Mortgage. The Company will not, or will not permit the applicable Subsidiary, to fail to execute and deliver, within forty-five days after the Seventh Amendment Effective Date, to the Administrative Agent a Mortgage in respect of the Company's facility located in Oxford, North Carolina, together with such surveys, title insurance policies, and opinions in respect of such Mortgage as the Administrative Agent may reasonably request.".

         10. Replacement of Local Subsidiary. The Company hereby designates, in lieu of Revlon Manufacturing Limited (Australia Branch), Revlon Australia Pty Limited (the "New Local Borrower") as the Local Subsidiary for Australian Dollars. This Section 10 shall serve as written notice to the Administrative Agent and the Local Fronting Lender for Australian Dollars of the designation of the New Local Borrower. Upon receipt by the Administrative Agent of (a) a Borrowing Subsidiary Joinder Agreement, duly executed and delivered by the New Local Borrower and (b) such of the Security Documents contemplated by subsections 13.10, 13.11 and 13.12 of the Credit Agreement and/or such other documents, instruments, agreements and legal opinions as the Administrative Agent reasonably may request (including, in any event, an opinion of local counsel in Australia to the effect that no Multi-Currency Lender, other than the relevant Local Fronting Lender, shall be deemed to be doing business in Australia, or otherwise shall be subject to regulation or taxation therein, solely as a result of the agreements set forth in the Credit Agreement), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, (x) Schedule III to the Credit Agreement shall be deemed to be amended to reflect the name of the New Local Borrower and (y) the New Local Borrower shall be the Local Subsidiary for Australian Dollars for all purposes under Credit Agreement.

                  11. Fees. In consideration of the agreement of the Lenders to consent to the amendments contained herein, the Company agrees to pay to each Lender which so consents on or prior to 12:00 noon, New York time, on Monday, January 29, 2001, an amendment fee in an amount equal to 0.375% of the amount of such Lender's Commitment, payable on the date hereof in immediately available funds.

                  12. Conditions to Effectiveness. This Amendment shall become effective, as of December 31, 2000, on the date (the "Date of Effectiveness") that the Administrative Agent shall have received (a) counterparts of this Amendment duly executed by the Company and the Required Lenders, and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor and (b) for the account of each Lender executing this Amendment, the fee referred to in
Section 11 above; provided that Section 10 hereof shall become effective on and as of the date that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, the Administrative Agent and the Local Fronting Lender for Australian Dollars. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

                  13. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                  14. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 12 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  15. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as an original for all purposes hereof. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

                  16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           REVLON CONSUMER PRODUCTS CORPORATION


                           By:  /s/ Douglas H. Greef
                                 --------------------------------------------
                             Name:  Douglas H. Greef
                             Title:

                           DEUTSCHE REVLON GMBH & CO. KG
                           REVLON INTERNATIONAL CORPORATION
                              (UK Branch)
                           REVLON MANUFACTURING LIMITED
                              (Australia Branch)
                           REVLON AUSTRALIA PTY LIMITED
                           REVLON MANUFACTURING (UK) LIMITED
                           EUROPEENNE DE PRODUITS DE BEAUTE
                           REVLON NEDERLAND B.V.
                           REVLON K.K.
                           REVLON CANADA, INC.
                           REVLON (HONG KONG) LIMITED
                           EUROPEAN BEAUTY PRODUCTS S.P.A., as Local
                           Subsidiaries


                           By:   /s/ Robert Kretzman
                                 --------------------------------------------
                              Name:  Robert Kretzman
                             Title:  Senior Vice President

                           THE CHASE MANHATTAN BANK, as Administrative Agent and as a Lender


                           By:   /s/ Neil Boylan
                                 --------------------------------------------
                              Name:   Neil Boylan
                              Title:  Managing Director

                           CHASE SECURITIES INC., as Arranger


                           By:  /s/ Tilcia Toledo
                                --------------------------------------------
                             Name:  Tilcia Toledo
                             Title: Vice President

                           CITIBANK, N.A., as Documentation Agent, as a Local Fronting Lender in each of Hong Kong, the Netherlands and Italy and as a Lender


                           By:  /s/ Susan McManigal
                                --------------------------------------------
                             Name:  Susan McManigal
                             Title: Vice President

                           CITIBANK LIMITED, as a Local Fronting Lender in Australia


                           By:  /s/ Susan McManigal
                                --------------------------------------------
                             Name:  Susan McManigal
                             Title: Vice President

                           LEHMAN COMMERCIAL PAPER INC., as Syndication Agent and as a Lender


                           By:  /s/  Michele Swanson
                                --------------------------------------------
                              Name:  Michele Swanson
                              Title: Authorized Signatory

                           SYNDICATED LOAN FUNDING TRUST,

                           By: LEHMAN COMMERCIAL PAPER INC., not its individual capacity but solely as Asset Manager


                           By:  /s/  Michele Swanson
                                --------------------------------------------
                              Name:  Michele Swanson
                              Title: Authorized Signatory

                           ABN AMRO BANK N.V., as a Local Fronting Lender in the Federal Republic of Germany


                           By:
                                ---------------------------------------------
                                  Name:
                                  Title:

                           By:
                                ---------------------------------------------
                                  Name:
                                  Title:

                           ABN AMRO BANK N.V., New York Branch


                           By:  /s/    Cameron D. Gateman
                                --------------------------------------------
                                Name:  Cameron D. Gateman
                                Title: Group Vice President

                           By:  /s/    Tracie Elliot
                                --------------------------------------------
                                Name:  Tracie Elliot
                                Title: Vice President

                           FLEET NATIONAL BANK (formerly known as BANKBOSTON, N.A.), as a Local Fronting Lender in the United Kingdom, as a Co-Agent and as a Lender


                           By:  /s/    Richard E. Lynch
                                --------------------------------------------
                                Name:  Richard E. Lynch
                                Title: Vice President

                           NATEXIS BANQUE BFCE
                           (formerly known as BANQUE
                           FRANCAISE DU COMMERCE
                           EXTERIEUR), as a Local
                           Fronting Lender in France,
                           as a Co-Agent and as a
                           Lender


                           By:  /s/    Frank H. Madden, Jr.
                                -------------------------------------
                                Name:  Frank H. Madden, Jr.
                                Title: Vice President and Group Manager

                           By:  /s/    Jordan Sadler
                                -------------------------------------
                                Name:  Jordan Sadler
                                Title: Assistant Vice President

                           THE SANWA BANK LTD., as a Local Fronting Lender in Japan


                           By:
                                ------------------------------------
                                Name:
                                Title:

                           THE SANWA BANK, LIMITED, NEW YORK BRANCH


                           By:  /s/    Christopher DiCarlo
                                --------------------------------------------
                                Name:  Christopher DiCarlo
                                Title: Vice President

                           ALLIED IRISH BANK PLC, Cayman Islands Branch


                           By:  /s/    Gerard Murphy
                                --------------------------------------------
                                Name:  Gerard Murphy
                                Title: Senior Vice President

                           By:  /s/    Germaine Reusch
                                --------------------------------------------
                                Name:  Germaine Reusch
                                Title: Vice President

                           BANK OF AMERICA, N.A., as a Co-Agent and as a Lender

                           By:  /s/    Robert Klawinski
                                --------------------------------------------
                                Name:  Robert Klawinski
                                Title: Managing Director

                           BANK OF AMERICA, N.A. (formerly known as
                           NATIONSBANK, N.A.)


                           By:  /s/    Robert Klawinski
                                --------------------------------------------
                                Name:  Robert Klawinski
                                Title: Managing Director

                           THE BANK OF NEW YORK


                           By:  /s/    James J. Ducey
                                --------------------------------------------
                                Name:  James J. Ducey
                                Title: Vice President

                           BARCLAYS BANK PLC


                           By:  /s/    Edward L. Hamway, Jr.
                                --------------------------------------------
                                Name:  Edward L. Hamway, Jr.
                                Title: Director

                           CERES FINANCE LTD.

                           By:      INVESCO SENIOR SECURED
                                    MANAGEMENT, INC.,
                                    as Sub-Managing Agent


                           By:  /s/ Anne McCarthy
                                --------------------------------------
                                Name:  Anne McCarthy
                                Title: Authorized Signatory

                           MEDICAL LIABILITY MUTUAL INSURANCE COMPANY

                           By:      INVESCO SENIOR SECURED
                                    MANAGEMENT, INC.,
                                    as Investment Manager


                           By:  /s/ Anne McCarthy
                                --------------------------------------
                                Name:  Anne McCarthy
                                Title: Authorized Signatory

                           STRATA FUNDING LTD.

                           By:      INVESCO SENIOR SECURED
                                    MANAGEMENT, INC.,
                                    as Sub-Managing Agent


                           By:  /s/ Anne McCarthy
                                --------------------------------------
                                Name:  Anne McCarthy
                                Title: Authorized Signatory

                           CREDIT AGRICOLE INDOSUEZ


                           By:
                                 Name:
                                 Title:

                           By:
                                Name:
                                Title:

                           CREDIT LYONNAIS, New York Branch


                           By:  /s/    Mischa Zabotin
                                -----------------------------------
                                Name:  Mischa Zabotin
                                Title: Managing Director

                           CREDIT SUISSE FIRST BOSTON, as a Co-Agent and as a Lender


                           By:   /s/    Joel Glodowski
                                 --------------------------------------------
                                 Name:  Joel Glodowski
                                 Title: Managing Director

                           By:   /s/    Vitaly G. Butenko
                                 --------------------------------------------
                                 Name:  Vitaly G. Butenko
                                 Title: Assistant Vice President

                           EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                           By:   EATON VANCE MANAGEMENT, as Investment Manager


                           By:   /s/    Payson F. Swaffield
                                 --------------------------------------------
                                 Name:  Payson F. Swaffield
                                 Title: Vice President

                           SENIOR DEBT PORTFOLIO

                           By:      BOSTON MANAGEMENT AND RESEARCH, as
                                    Investment Advisor


                           By:  /s/    Payton F. Swaffield
                                ---------------------------
                                Name:  Payton F. Swaffield
                                Title: Vice President

                           THE FUJI BANK, LIMITED, New York Branch, as a Co-Agent and as a Lender


                           By:  /s/    Takuhiko Tochiori
                                -----------------------------------------------
                                Name:  Takuhiko Tochiori
                                Title: Vice President

                           GENERAL ELECTRIC CAPITAL CORPORATION, as a Co-Agent and as a Lender


                           By:  /s/ William S. Richardson
                                --------------------------------------
                                Name:  William S. Richardson
                                Title: Duly Authorized Signatory

                           MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                           By:   /s/    Anthony Heyman
                                 -------------------------------------
                                 Name:  Anthony Heyman
                                 Title: Authorized Signatory

                           THE MITSUBISHI TRUST AND BANKING CORPORATION


                           By:  /s/     Toshihiro Hayashi
                                ------------------------------------
                                Name:   Toshihiro Hayashi
                                Title:  Senior Vice President

                           PARIBAS


                           By:  /s/     PJ de Filippis
                                -------------------------------------
                                Name:   PJ de Filippis
                                Title:  Managing Director


                           By:  /s/     Darryl M. Monasebian
                                -------------------------------------
                                Name:   Darryl M. Monasebian
                                Title:  Director

                           ROYAL BANK OF CANADA


                           By:   /s/    Barton Lund
                                -------------------------------------
                                 Name:  Barton Lund
                                 Title: Manager

                           U.S. BANK NATIONAL ASSOCIATION, as a Co-Agent and as a Lender


                           By:   /s/    Elliot Jaffee
                                -------------------------------------
                                 Name:  Elliot Jaffee
                                 Title: Senior Vice President

                           VAN KAMPEN CLO I, LIMITED

                           By:      VAN KAMPEN MANAGEMENT INC., as Collateral
                                    Manager


                           By:   /s/    Darvin D. Pierce
                                -------------------------------------
                                 Name:  Darvin D. Pierce
                                 Title: Principal

                           VAN KAMPEN PRIME RATE INCOME TRUST

                           By:      VAN KAMPEN INVESTMENT ADVISORY CORP.


                           By:   /s/    Darvin D. Pierce
                                -------------------------------------
                                 Name:  Darvin D. Pierce
                                 Title: Principal

                           SALOMON BROTHERS, INC.


                           By:  /s/    Edward A. C. Sutherland
                                --------------------------------
                                Name:  Edward A. C. Sutherland
                                Title: Managing Director

                                                                      Schedule I


         1. The sale of (a) real property and improvements thereon, and related rights, owned by Revlon Real Estate Kabushiki Kaisha which are located in Tokyo, Japan (the "Aoyama Facility") or (b) the capital stock of Revlon Real Estate Kabushiki Kaisha, provided that the only material asset directly or indirectly owned by Revlon Real Estate Kabushiki Kaisha is the Aoyama Facility.

         2. The sale of (a) the real property and improvements thereon, and related equipment, owned by Revlon (Canada) Inc. which are located in Mississauga, Canada (the "Mississauga Facility") or (b) the capital stock of Revlon (Canada) Inc., provided that the only material assets directly or indirectly owned by Revlon (Canada) Inc. is the Mississauga Facility.

         3. The sale of (a) the real property and improvements thereon, and related equipment and inventory, owned by Revlon Manufacturing (UK) Limited which are located in Maestag, South Wales (the "Maestag Facility") or (b) the capital stock of Revlon Manufacturing (UK) Limited, provided that the only material asset directly or indirectly owned by Revlon Manufacturing (UK) Limited is the Maestag Facility.

                           ACKNOWLEDGEMENT AND CONSENT

                                                    Dated as of January 29, 2001

                  Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Seventh Amendment and (b) after giving effect to such Seventh Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Seventh Amendment.

ALMAY, INC.
CARRINGTON PARFUMS LTD.
CHARLES OF THE RITZ GROUP LTD.
CHARLES REVSON INC.
COSMETICS & MORE INC.
COSMETIQUES HOLDINGS, INC.
NEW ESSENTIALS LIMITED
NORELL PERFUMES, INC.
NORTH AMERICA REVSALE INC.
OXFORD PROPERTIES CO.
PACIFIC FINANCE & DEVELOPMENT CORP.
PPI TWO CORPORATION
PPI FOUR CORPORATION
PRESTIGE FRAGRANCES, LTD.



REVLON CONSUMER CORP.
REVLON CONSUMER PRODUCTS CORPORATION
REVLON GOVERNMENT SALES, INC.
REVLON HOLDINGS INC.
REVLON, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PRODUCTS CORP.
REVLON REAL ESTATE CORPORATION
RIROS CORPORATION
RIROS GROUP INC.
RIT INC.
VISAGE BEAUTE COSMETICS, INC.


By: /s/    Robert Kretzman
    ----------------------------------------------
    Name:  Robert Kretzman
    Title: Senior Vice President